EXHIBIT 21.1
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                              LIST OF SUBSIDIARIES


SUBSIDIARY                            JURISDICTION OF ORGANIZATION
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Wilmar Financial, Inc.                Delaware

Wilmar Holdings, Inc.                 Delaware

Glenwood Acquisition LLC              Delaware

Barnett of the Caribbean              Puerto Rico

Sexauer Ltd.                          Ontario, Canada